UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2024

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FCF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On or about March 15, 2024, First Commonwealth Financial Corporation (the “Company”), mailed a proxy statement (the “Proxy Statement”) to its shareholders relating to the annual meeting of the Company’s shareholders to be held on Tuesday, April 23, 2024, at 1:00 p.m. Eastern Time, virtually via live webcast through www.meetnow.global/MZLCTU7. The Proxy Statement included a proposal to approve the Company’s adoption of a new 2024 Stock Plan (the “2024 Plan”). As disclosed in the Proxy Statement, the 2024 Plan will replace and supersede the Company’s equity compensation plan, which was last approved by shareholders in 2015 (the “Prior Plan”).
On or about March 26, 2024, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting, which included an unfavorable recommendation from ISS with respect to the Company’s adoption of the 2024 Plan. The unfavorable recommendation was based, in part, upon the assessment by ISS that the Company “has not provided a commitment to cease further grants under the Prior Plan until [the 2024 Plan is approved by shareholders] or that any grants of equity awards will count against the share reserve of the new plan.” As a result, ISS included the approximately 1.835 million shares that remained available for issuance under the Prior Plan as of December 31, 2023 in the “Shareholder Value Transfer” component of its analysis.
Although the Company disagrees with ISS’ recommendation and methodology, to address this concern, the Company has amended Section 6.1 of the 2024 Plan to clarify that any awards granted by the Company under the Prior Plan between January 1, 2024 and the date of shareholder approval of the 2024 Plan will be deducted from the shares reserved for issuance under the 2024 Plan. As revised, the first sentence of Section 6.1 reads as follows:
“Subject to adjustment as provided in Section 6.3 herein, the aggregate number of Shares available for issuance under the Plan, including Incentive Stock Options, shall be five million (5,000,000) Shares, provided, that any Shares issued pursuant to the Company’s Incentive Compensation Plan (as amended and restated as of April 28, 2015) from or after January 1, 2024 will be deducted from the Shares available for issuance under the Plan.”
Except as described above, the terms of the 2024 Plan are otherwise unchanged.

Item 9.01	Financial Statements and Exhibits
Exhibits

101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2024

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer